UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2008 ev3 Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51348 (Commission File Number)	32-0138874 (I.R.S. Employer Identification Number)

9600 54th Avenue North, Suite 100
Plymouth, Minnesota	55442
(Address of Principal Executive Offices)	(Zip Code)
(763) 398-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On December 22, 2008, the operating subsidiaries of ev3 Inc. (“ev3”), ev3 Endovascular, Inc., ev3 International, Inc., Micro Therapeutics, Inc. and FoxHollow Technologies, Inc. (collectively, the “Borrowers”), and Silicon Valley Bank (“SVB”) entered into an amendment (the “Amendment”) to an existing Loan and Security Agreement (as amended, the “Loan Agreement”) pursuant to which the parties amended the financial covenants and the interest rates on the Borrowers’ revolving line of credit and the term loan with SVB.
Under the revised financial covenants:
•	ev3 must maintain on a consolidated basis a minimum adjusted quick ratio of at least 0.75 to 1.00, measured as of the last day of each month; and

•	ev3 must maintain minimum consolidated earnings before interest, taxes, depreciation and amortization (“EBITDA”), as adjusted for certain non-cash items, of at least $2.5 million for the fiscal quarters ending December 31, 2008 and March 30, 2009, at least $5.0 million for the fiscal quarter ending June 29, 2009, at least $7.5 million for the fiscal quarter ending September 28, 2009, and at least $10.0 million for the fiscal quarter ending December 31, 2009 and each fiscal quarter thereafter, measured as of the last calendar day of each fiscal quarter.
The parties deleted the minimum tangible net worth covenant.
The parties also amended the interest rates on both the revolving line of credit and term loan. Borrowings under the revolving line of credit will bear interest at a variable annual rate equal to SVB’s prime rate plus 0.5% and borrowings made under the term loan will bear interest at a variable annual rate equal to SVB’s prime rate plus 1.0%.
The Amendment did not change the maximum amount or maturity date of the revolving line of credit or term loan. The Borrowers’ continue to maintain a revolving line of credit of $50.0 million with a maturity date of June 25, 2010 and a $10.0 million non-formula term loan with a maturity date of June 23, 2012.
The foregoing description of the Sixth Amendment to Loan and Security Agreement does not purport to be complete and is qualified in its entirety by the provisions of the Sixth Amendment to Loan and Security Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

Item 2.03	Creation of a Direct Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit
No.	Description
10.1	Sixth Amendment to Loan and Security Agreement between Silicon Valley Bank and ev3 Endovascular, Inc., ev3 International, Inc., Micro Therapeutics, Inc. and FoxHollow Technologies, Inc. dated as of December 22, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 24, 2008	ev3 INC.

	By:	/s/ Kevin M. Klemz

	Name:	Kevin M. Klemz
	Title:	Senior Vice President, Secretary and Chief Legal Officer

ev3 Inc.
CURRENT REPORT ON FORM 8-K
EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

10.1	Sixth Amendment to Loan and Security Agreement between Silicon Valley Bank and ev3 Endovascular, Inc., ev3 International, Inc., Micro Therapeutics, Inc. and FoxHollow Technologies, Inc. dated as of December 22, 2008	Filed herewith